           GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                        NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYOR. -- Social Security numbers have nine digits separated by two hyphens, e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000. The table below will help determine the number to give the payor.

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                                         GIVE THE NAME* AND
                                           SOCIAL SECURITY
       FOR THIS TYPE OF ACCOUNT:            NUMBER OF --
------------------------------------------------------------
 1.  Individual                          The individual
 2.  Two or more individuals (joint      The actual owner of
     account)                            the account or, if
                                         combined funds, the
                                         first individual on
                                         the account(1)
 3.  Custodian account of a minor        The minor(2)
     (Uniform Gift to Minors Act)
 4.  a. The usual revocable savings      The grantor-
        trust (grantor is also trustee)  trustee(1)
     b. So-called "trust" account that   The actual owner(1)
        is not a legal or valid trust
        under state law
 5.  Sole proprietorship                 The owner(3)
------------------------------------------------------------

------------------------------------------------------------
                                          GIVE THE NAME AND
                                              EMPLOYER
                                           IDENTIFICATION
       FOR THIS TYPE OF ACCOUNT:            NUMBER OF --
------------------------------------------------------------
 6.  A valid trust, estate, or pension   Legal entity(4)
     trust
 7.  Corporate                           The corporation
 8.  Association, club, religious,       The organization
     charitable, educational or other
     tax-exempt organization
 9.  Partnership                         The partnership
10.  A broker or registered nominee      The broker or
                                         nominee
11.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a state or
     local government, school district,
     or prison) that receives
     agricultural program payments
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

 * If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name and may enter either your social security number or employee identification number.

(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.